SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Five Prime Therapeutics, Inc. (“FivePrime”) has decided to close the bladder cancer cohort of its Phase 1 clinical trial evaluating the safety, PK and activity of bemarituzumab (FPA144) as monotherapy in patients with metastatic gastric and gastroesophageal (“GEJ”) and bladder cancer whose tumors overexpress the FGFR2b protein (the “FPA144-001 Trial”). FivePrime decided to close the bladder cancer cohort after evaluating the feasibility and timing of activating necessary clinical sites, the rate of patient enrollment in the bladder cancer cohort and the current landscape of potential treatment options for bladder cancer patients. FivePrime will continue to treat bladder cancer patients currently on study but will not enroll additional patients in this cohort.

FivePrime previously closed enrollment in the four cohorts of patients with gastric and GEJ cancer in the expansion portion of the FPA144-001 Trial in order to focus its efforts on its Phase 1/3 global registrational trial evaluating bemarituzumab in combination with 5-fluorouracil (5-FU), leucovorin, and oxaliplatin, a regimen known as mFOLFOX6, as front-line treatment of patients with gastric or GEJ cancer that overexpresses FGFR2b. Following the completion of treatment for patients in the bladder cancer cohort who are currently on study, FivePrime will close the FPA144-001 Trial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Chief Strategy Officer and Secretary

Dated: April 10, 2018

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